POWER OF ATTORNEY

    The undersigned, David T. Brown, hereby constitutes and appoints  Jonathan Grandon or John J. Haines as the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in the undersigned's capacity as an officer or director of Franklin Electric Co., Inc., (the "Company") to sign any Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder to be filed by the undersigned with respect to the undersigned's beneficial ownership of securities of the Company,  to file the same, with all exhibits thereto, with the Securities and Exchange Commission and any national market exchange on which the Company's securities are listed, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply within Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transaction in securities issued by the Company, unless earlier revoked by the undersigned in a signed written delivered to the foregoing attorney-in-fact.

    Executed by the undersigned as of this 7th day of November, 2016.

                                                                                           /s/ David T. Brown
                            David T. Brown, Director